Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of Amendment No. 1 to the Schedule 13D originally filed on May 23, 2008 (including amendments thereto) with respect to shares of Common Shares, no par value per share, of the Cott Corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: June 20, 2008	CRESCENDO PARTNERS II, L.P., SERIES I

	By:	Crescendo Investments II, LLC
General Partner

	By:	/s/ Eric Rosenfeld
Name: Eric Rosenfeld
Title: Managing Member

CRESCENDO INVESTMENTS II, LLC

	By:	/s/ Eric Rosenfeld
Name: Eric Rosenfeld
Title: Managing Member

CRESCENDO PARTNERS III, L.P.

	By:	Crescendo Investments III, LLC
General Partner

	By:	/s/ Eric Rosenfeld
Name: Eric Rosenfeld
Title: Managing Member

CRESCENDO INVESTMENTS III, LLC

	By:	/s/ Eric Rosenfeld
Name: Eric Rosenfeld
Title: Managing Member

/s/ Eric Rosenfeld
ERIC ROSENFELD

/s/ Gregory Monahan
GREGORY MONAHAN